IDS LIFE SERIES FUND, INC.
                                   EXHIBIT INDEX

Exhibit Index

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)  Independent Auditors' Consent.

(o)  Power of Attorney dated June 27, 2001.